Exhibit 99.1

Press Release: For Immediate Release

INVESTORS:	MEDIA:
Byron Purcell	Terri Hickey
(717) 975-3710	(717) 975-5718
investor@riteaid.com	press@riteaid.com

Rite Aid announces early results of previously announced cash tender offer for 7.500% senior secured notes due 2025 and extension of early tender premium

Tender offer part of refinancing that is expected to include an increased revolving credit facility. Refinancing will improve debt maturity profile and result in decreased interest expense.

PHILADELPHIA, PA (November 23, 2022) — Rite Aid Corporation (NYSE: RAD) (“we,” “us,” “our” or the “Company”) today announced the results, as of 5:00 p.m., New York City time, on November 22, 2022 (the “Early Tender Deadline”), of its previously announced tender offer (the “Tender Offer”) to purchase for cash up to $200 million aggregate purchase price (not including any accrued and unpaid interest, and as such amount may be increased or decreased by the Company, the “Aggregate Maximum Purchase Price”) of the Company’s outstanding 7.500% Senior Secured Notes due 2025 (the “Notes”). The terms and conditions of the Tender Offer are described in an Offer to Purchase and Consent Solicitation Statement, dated November 3, 2022, as supplemented on November 18, 2022 and as amended by this press release (as amended and supplemented, the “Offer to Purchase”).

The following table summarizes the material terms of the Tender Offer and the aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline, according to information provided by Global Bondholder Services Corporation, the tender and information agent for the Tender Offer.

Title of Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Aggregate Principal Amount Tendered at the Early Tender Deadline	Early Tender Premium (1)(2)	Tender Offer Consideration(1)(3)	Total Consideration (1)(3)
7.500% Senior Secured Notes due 2025	U76659AX6 767754CK8	$485,058,000	$160,497,000	$50.00	$700.00	$750.00

(1)	Per $1,000 principal amount of Notes tendered and accepted for purchase.
(2)	Included in the Total Consideration for Notes tendered and accepted for purchase on or prior to the Early Tender Deadline.
(3)	Does not include Accrued Interest (as defined below) that will be paid on the Notes accepted for purchase.

Holders of all Notes validly tendered and accepted for purchase pursuant to the Tender Offer will also receive accrued and unpaid interest on such Notes from the last date on which interest has been paid to, but excluding, the Early Settlement Date (as defined below) or the Final Settlement Date (as defined below), as applicable (“Accrued Interest”).

All conditions were satisfied or waived by the Company at the Early Tender Deadline and the withdrawal deadline for the Tender Offer expired at 5:00 p.m., New York City time, on November 22, 2022 (the “Withdrawal Deadline”). The Company has elected to exercise its right to make payment for Notes that were validly tendered at or prior to the Early Tender Deadline and that are accepted for purchase on November 30, 2022 (the “Early Settlement Date”). As the aggregate purchase price of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline is below the Aggregate Maximum Purchase Price, all Notes tendered on or prior to the Early Tender Deadline will be accepted for purchase without proration. Each holder who validly tendered and did not validly withdraw its Notes at or prior to the Early Tender Deadline and whose Notes are accepted for purchase will be entitled to receive the “Total Consideration” set forth in the table above under the heading “Total Consideration,” which includes the “Early Tender Premium” set forth in the table above under the heading “Early Tender Premium.”

In addition, the Company is also increasing the total consideration payable to holders of Notes that are validly tendered on or prior to the Expiration Time (as defined below) and accepted for purchase by the Company pursuant to the Tender Offer to include the “Early Tender Premium” set forth in the table above under the heading “Early Tender Premium” plus Accrued Interest. Therefore, subject to the remaining capacity under the Aggregate Maximum Purchase Price and proration if applicable, holders of Notes that are validly tendered on or prior to the Expiration Time and accepted for purchase by the Company pursuant to the Tender Offer will receive the Total Consideration set forth in the table above, which is the Tender Offer Consideration plus the Early Tender Premium. The Company is not extending the Withdrawal Deadline for the Tender Offer. Accordingly, Notes tendered in the Tender Offer may no longer be withdrawn, except in certain limited circumstances where additional withdrawal or revocation rights are required by law.

The Tender Offer will continue to expire immediately after 11:59 p.m., New York City time, on December 7, 2022, unless extended or earlier terminated by the Company (the “Expiration Time”). No tenders submitted after the Expiration Time will be valid. Payment for the Notes that are validly tendered on or prior to the Expiration Time and that are accepted for purchase will be made on a date promptly following the Expiration Time, which is currently anticipated to be December 9, 2022, two business days following the Expiration Time (the “Final Settlement Date”).

We reserve the right, but are under no obligation, to increase or decrease the Aggregate Maximum Purchase Price at any time, in each case without extending the Early Tender Deadline, the Withdrawal Deadline or the Expiration Time (as defined below) for the Tender Offer or otherwise reinstating withdrawal or revocation rights of holders, subject to applicable law, which could result in us purchasing a greater or lesser amount of Notes in the Tender Offer. There can be no assurance that we will exercise our right to increase or decrease the Aggregate Maximum Purchase Price. If we increase or decrease the Aggregate Maximum Purchase Price, we do not expect to extend the Withdrawal Deadline, subject to applicable law.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

BofA Securities is the dealer manager (the “Dealer Manager”) in the Tender Offer. Global Bondholder Services Corporation has been retained to serve as the tender and information agent (the “Tender and Information Agent”) for the Tender Offer. Questions regarding the Tender Offer should be directed to BofA Securities by telephone at (980) 388-3646 (call collect) or (888) 292-0070 (toll-free) or by email at debt_advisory@bofa.com. Requests for copies of the Offer to Purchase and other related materials should be directed to Global Bondholder Services Corporation by telephone at (855) 654-2014 (toll-free) or (212) 430-3774 (collect); by email at contact@gbsc-usa.com; or by internet at the following web address: https://www.gbsc-usa.com/riteaid/.

None of the Company, its board of directors, the Dealer Manager, the Tender and Information Agent, the trustee and the notes collateral agent with respect to the Notes, the Depository Trust Company nor any of their respective affiliates, makes any recommendation as to whether any holder should tender or deliver, or refrain from tendering or delivering, any or all of such holder’s Notes, and none of the Company nor any of its affiliates has authorized any person to make any such recommendation. The Tender Offer are made only by the Offer to Purchase. The Tender Offer are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Rite Aid

Rite Aid Corporation is on the front lines of delivering healthcare services and retail products to Americans 365 days a year. Our pharmacists are uniquely positioned to engage with customers and improve their health outcomes. We provide an array of whole being health products and services for the entire family through over 2,300 retail pharmacy locations across 17 states. Through Elixir, we provide pharmacy benefits and services to millions of members nationwide.

Forward-Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the expected timing and terms of the proposed Tender Offer. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to: risks related to the prolonged impact of the COVID-19 global pandemic and the emerging new variants, including the government responses thereto; the impact of COVID-19 on our workforce, operations, stores, expenses, and supply chain, and the operations or behaviors of our customers, suppliers and business partners; our ability to successfully implement our store closure program and other strategies; the impact of our high level of indebtedness, the ability to refinance such indebtedness on acceptable terms (including the impact of rising interest rates, market volatility, and continuing actions by the United States Federal Reserve) and our ability to satisfy our obligations and the other covenants contained in our debt agreements; outcome of pending or new litigation, including related to opioids, “usual and customary” pricing or other matters; our ability to monetize (and on reasonably available terms) the Centers of Medicare and Medicaid Services receivable created in our Part D business; general competitive, economic, industry, market, political (including healthcare reform) and regulatory conditions (including changes to laws or regulations relating to labor or wages), and regulatory conditions, including continued impacts of inflation or other pricing environment factors on our costs, liquidity and our ability to pass on price increases to our customers, including as a result of inflationary and deflationary pressures, a decline in consumer financial position, whether due to inflation or other factors, as well as other factors specific to the markets in which we operate; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order; our ability to manage expenses and our investments in working capital; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; our ability to achieve cost savings and other benefits of our restructuring efforts within our anticipated timeframe, if at all; the outcome of our continuing efforts to monitor and comply with applicable laws, regulations, policies and procedures; and our ability to partner and have relationships with health plans and health systems.

These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the SEC, which you are encouraged to read. To the extent that COVID-19 adversely affects our business and financial results, it may also have the effect of heightening many of such risk factors.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to rely on these forward-looking statements, which speak only as of the date they are made.

The degree to which COVID-19 may adversely affect Rite Aid’s results and operations, including its ability to achieve its outlook for fiscal 2023 guidance, will depend on numerous evolving factors and future developments, which are highly uncertain, including, but not limited to, federal, state and local governmental policies and initiatives designed to reduce the transmission of COVID-19 and emerging new variants and how quickly and to what extent normal economic and operating conditions can resume. As a result, the impact on Rite Aid’s financial and operating results cannot be reasonably estimated with specificity at this time, but the impact could be material. Rite Aid expressly disclaims any current intention, and assumes no duty, to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

All references to “Company” and “Rite Aid” as used throughout this section refer to Rite Aid Corporation and its affiliates.

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